As filed with the Securities and Exchange Commission on January 20, 2004
                                      Registration Statement No. 333-__________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              SWIFT ENERGY COMPANY
                           (Exact name of Registrant)

         Texas                     1311                           74-2073055
(State of incorporation)   (Primary Standard Industrial       (I.R.S. Employer
                           Classification Code Number)       Identification No.)


                     Terry E. Swift, Chief Executive Officer
                              Swift Energy Company
                         16825 Northchase Dr., Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700

                     (Name, address and telephone number of
             Registrant's executive offices and agent for service)

                                   Copies to:

      Donald W. Brodsky                                 Karen Bryant
        Lee Thompson                        General Counsel-Corporate Governance
     Jenkens & Gilchrist,                          Swift Energy Company
  A Professional Corporation                 16825 Northchase Dr., Suite 400
  1401 McKinney, Suite 2700                        Houston, Texas 77060
    Houston, Texas 77010                              (281) 874-2700
      (713) 951-3300


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

|_| If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

|X| If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

|_| If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|_| If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE


                                                     Proposed
             Title of Each                            Maximum                      Amount of
          Class of Securities                        Aggregate                   Registration
          to be Registered(1)                 Offering Price(1)(2)(3)                 Fee
------------------------------------------ ------------------------------ --------------------------
Debt Securities....................(4)
------------------------------------------ ------------------------------ --------------------------
Common Stock.......................(5)
------------------------------------------ ------------------------------ --------------------------
Preferred Stock....................(5)
------------------------------------------ ------------------------------ --------------------------
Depositary Shares..................(6)
------------------------------------------ ------------------------------ --------------------------
Warrants..............................
------------------------------------------ ------------------------------ --------------------------
Guarantees of Debt Securities...(2)(7)
------------------------------------------ ------------------------------ --------------------------
         TOTAL........................             $350,000,000                     -0-(8)
------------------------------------------ ------------------------------ --------------------------

(1) This registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion, redemption or exercise of, as the case may be, debt securities, preferred stock, depositary shares or warrants registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. This total amount also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities.

(2) An indeterminate principal amount or number of debt securities, guarantees of debt securities, preferred stock, depositary shares and common stock may be issued from time to time at indeterminate prices by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder, with an aggregate offering price not to exceed $350,000,000.

(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act, as amended.

(4) If any debt securities are issued at an original issue discount, then the offering price of the debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $350,000,000, or the equivalent thereof in foreign currencies, foreign currency units or composite currencies, less the offering price of any securities previously issued hereunder.

(5) Each share of common stock is accompanied by a preferred share purchase right pursuant to the Rights Agreement (as Amended and Restated as of March 31, 1999) between Swift Energy Company and American Stock Transfer & Trust Company, as Rights Agent.

(6) Such indeterminate number of depositary shares will be represented by depositary receipts. In the event that the Registrant elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing the fractional interests and the shares of preferred stock will be issued to the Depository under the deposit agreement.

(7) No separate consideration will be received for any guarantee of the debt securities being registered; accordingly, pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate filing fee is required.

(8) Swift paid a registration fee of $56,642 in connection with its Registration Statement on Form S-3 (Reg. No. 333-64692) covering $350,000,000 that was filed with the Securities and Exchange Commission on July 6, 2001, of which $118,518,750 of unsold securities remains. As calculated pursuant to Rule 457(o) at the statutory rate of $80.90 per $1,000,000 of securities registered, and pursuant to Rule 457(p), $28,315 of the unused $29,630 registration fee paid for the earlier registration statement is being used to offset the $28,315 registration fee due for this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED JANUARY 20, 2004

PROSPECTUS

                                  $350,000,000
                              Swift Energy Company


                                 Debt Securities
                                  Common Stock
                                 Preferred Stock
                                Depositary Shares
                                    Warrants


     Swift Energy Company may offer and sell from time to time debt securities, common stock, preferred stock, depositary shares or warrants. You should carefully read this prospectus and any prospectus supplement before you invest.

     Our common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "SFY."

     There  are  significant   risks   associated  with  an  investment  in  our
securities. See "Risk Factors" beginning on page 2.

     This prospectus provides you with a general description of the securities that may be offered. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that describes those securities. We will provide specific terms of the offering and sale of these securities in supplements to this prospectus. These terms will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, risk factors and the agents, dealers or underwriters, if any, to be used in connection with the sale of these securities. The Supplements may also add, update or change information contained in this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is _______________, 2004

     You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the applicable prospectus supplement.



                                TABLE OF CONTENTS

                                                                                                               Page


ABOUT THIS PROSPECTUS.............................................................................................1

WHERE YOU CAN FIND MORE INFORMATION...............................................................................1

RISK FACTORS......................................................................................................2

FORWARD-LOOKING STATEMENTS........................................................................................3

THE COMPANY.......................................................................................................4

RATIO OF EARNINGS TO FIXED CHARGES................................................................................5

USE OF PROCEEDS...................................................................................................6

DESCRIPTION OF DEBT SECURITIES....................................................................................6

DESCRIPTION OF CAPITAL STOCK.....................................................................................15

DESCRIPTION OF DEPOSITARY SHARES.................................................................................20

DESCRIPTION OF WARRANTS..........................................................................................21

PLAN OF DISTRIBUTION.............................................................................................21

LEGAL OPINIONS...................................................................................................23

EXPERTS..........................................................................................................23

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $350,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement, together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION" before you invest in any of these securities.

     As used in this prospectus, "Swift," "we," "us," and "our" refer to Swift Energy Company and its subsidiaries.


                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the "SEC." You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. In addition, our reports and other information concerning us can be inspected at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where our common stock is listed. You may also inspect our filings over the Internet at the SEC's web site at http://www.sec.gov, or at our own website at http://www.swiftenergy.com. However, the other information on Swift's website does not constitute a part of this prospectus.

     This prospectus constitutes part of a Registration Statement on Form S-3 filed with the SEC under the Securities Act of 1933. It omits some of the information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to us and the securities we are offering. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the filed document.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information and the information in the prospectus. We incorporate by reference (excluding any information furnished pursuant to Item 9 or Item 12 of any report on Form 8-K) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities covered by this prospectus:

     1.   Our Annual Report on Form 10-K for the year ended December 31, 2002;

     2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

     3. The description of our common stock contained in our registration statement on Form 8-A filed on July 24, 1981, as amended, including any amendment or report filed before or after the date of this prospectus for the purpose of updating the description;

     4. The description of our preferred share purchase rights contained in our registration statement on Form 8-A filed on August 11, 1997, as amended on April 7, 1999, including any amendment or report filed before or after the date of this prospectus for the purpose of updating the description; and

     5. Our Current Reports on Form 8-K dated May 7, 2003, August 6, 2003, and November 5, 2003.

     Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes that statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     You may request a copy of these filings at no cost, by writing or telephoning Bruce H. Vincent, Executive Vice President--Corporate Development, Swift Energy Company, Suite 400, 16825 Northchase Drive, Houston, Texas 77060, phone: (281) 874-2700.


                                  RISK FACTORS

     There are a number of risks associated with investing in Swift and in our industry. You should carefully review the more detailed description of risk factors contained in the supplement to this prospectus.

Steep or prolonged drops in prices can harm us financially and hurt our ability to grow.

     Our revenue, profitability and cash flow depend upon the prices and demand for oil and gas. The markets for these commodities are very volatile and steep or prolonged drops in prices can harm us financially and hurt our ability to grow. The changes in oil and natural gas prices have a significant impact on the value of our reserves and on our cash flow.

Oil and natural gas drilling and producing operations involve various risks.

     Our drilling activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Operating and developing oil and natural gas properties involves a number of inherent risks, including the risk of personal injury, environmental contamination or loss of wells. In addition, our drilling operations may be curtailed, delayed or canceled as a result of other factors, including title problems, adverse weather conditions, facility or equipment malfunctions and compliance with environmental and other governmental requirements. We may not be able to insure against all of these risks.

Estimating our reserves, production and future net cash flow is difficult to do with any certainty.

     Estimates of our proved developed oil and natural gas reserves and the resulting future net revenues contained in this prospectus and elsewhere are based on a number of uncertainties. A failure to realize our estimated prices or estimated production volumes could materially adversely affect our revenues, profitability and financial health.

Shortages of oil field equipment, services and qualified personnel could reduce our cash flow and adversely affect results of operations.

     Our ability to conduct operations in a timely and cost effective manner depends on the availability of supplies, equipment and personnel. The oil and gas industry is cyclical and experiences periodic shortages of drilling rigs and other equipment, tubular goods, supplies and experienced personnel. Shortages can delay operations and materially increase operating and capital costs.

Our level of indebtedness may adversely affect operations and limit our growth.

     We make, and will continue to make, substantial capital expenditures to acquire, develop, produce, explore and abandon our oil and natural gas reserves. Our bank borrowing base is adjusted at the banks' discretion and is based in part upon external factors over which we have no control. Further, our cash flow from operations is highly dependent on the prices that we receive for oil and natural gas. Any decrease in our revenues, as a result of lower oil or gas prices or otherwise, could limit our ability to replace reserves or maintain production at current levels. If our cash flow from operations drops significantly, we may be unable to grow our production and proved reserves which in turn could materially adversely affect our revenues, profitability, and financial health.

Our future success depends on our ability to find, develop or acquire additional oil and natural gas reserves that are economically recoverable.

     Our future success depends on our ability to find, develop or acquire additional oil and natural gas reserves that are economically recoverable. Failure to do so will result in lower production and cash flow.

Investors in our securities may encounter difficulties in obtaining, or may be unable to obtain, recoveries from Arthur Andersen LLP with respect to its audits of our financial statements at December 31, 2001 and for each of the two years in the period ended December 31, 2001.

     Because we are unable to obtain the written consent of Arthur Andersen LLP to our naming it in this prospectus as having certified our financial statements at December 31, 2001 and for prior periods, the rights of investors in our securities to assert claims against Arthur Andersen LLP will be limited. For example, because of this lack of consent, you will not be able to sue Arthur Andersen LLP under Section 11(a)(4) of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated in those financial statements.


                           FORWARD-LOOKING STATEMENTS

     Some of the information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference contain forward-looking statements. Forward-looking statements use forward-looking terms such as "believe," "expect," "may," "intend," "will," "project," "budget," "should" or "anticipate" or other similar words. These statements discuss "forward-looking" information such as:

     o    anticipated capital expenditures and budgets;

     o    future cash flows and borrowings;

     o    pursuit of potential future acquisition or drilling opportunities; and

     o    sources of funding for exploration and development.

     These forward-looking statements are based on assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks, including the following:

     o    fluctuations of the prices received or demand for oil and natural gas;

     o    uncertainty  of  drilling  results,   reserve  estimates  and  reserve
          replacement;

     o    operating hazards;

     o    acquisition risks;

     o    unexpected substantial variances in capital requirements;

     o    environmental matters; and

     o    general economic conditions.

     Other factors that could cause actual results to differ materially from those anticipated are discussed in our periodic filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2002.

     When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will not update these forward-looking statements unless the securities laws require us to do so.


                                   THE COMPANY

     Swift Energy Company, a Texas corporation, is engaged in developing, exploring, acquiring, and operating oil and gas properties, with a focus on onshore and inland waters oil and natural gas reserves in Texas and Louisiana and onshore oil and gas reserves in New Zealand. As of December 31, 2002, we had interests in 932 oil and gas wells located in three states, in federal offshore waters and in New Zealand. We operated 820 of these wells, representing 95% of our proved reserves. At year-end 2002, our estimated proved reserves were 749.4 Bcfe, of which approximately 44% was natural gas, 42% crude oil, and 14% natural gas liquids, and overall 60% of these reserves were proved developed. Our proved reserves at that date were concentrated 41% in Texas, 35% in Louisiana and 21% in New Zealand.

     Our core domestic areas for development and exploration drilling are the Lake Washington Area located in South Louisiana, the AWP Olmos Area located in South Texas, the Brookeland Area located in East Texas and the Masters Creek Area in Central Louisiana. The Lake Washington Area accounted for approximately 25% of our proved reserves as of December 31, 2002 and approximately 21% of our production for the nine months ended September 30, 2003, while the AWP Olmos Field accounted for approximately 30% of our proved reserves as of December 31, 2002 and approximately 16% of our production for the nine months ended September 30, 2003. New Zealand accounted for approximately 21% of our proved reserves as of December 31, 2002 and 37% of our production for the nine months ended September 30, 2003 and the Masters Creek Area accounted for approximately 10% of proved reserves as of December 31, 2002 and 12% of our production for the nine months ended September 30, 2003. Our net sales volume for the nine months ended September 30, 2003 was 39.8 Bcfe of which 54% was natural gas.

     We have  increased our proved  reserves from 361.5 Bcfe at year-end 1997 to
749.4 Bcfe at year-end 2002, which has resulted in the replacement of 278% of our production during the same period. Our five-year average reserves replacement costs were $1.25 per Mcfe. In 2002, we increased our proved reserves by 16%, which replaced 308% of our 2002 production. We have increased our production from 25.4 Bcfe at year-end 1997 to 49.8 Bcfe at year-end 2002. Primarily due to increased production, this has resulted in average annual growth in net cash provided by operating activities of 5% per year from year-end 1997 to year-end 2002.

     Swift's philosophy is to pursue a balanced growth strategy that includes an active drilling program, strategic acquisitions, and the utilization of advanced technologies. We seek to increase our reserves through both drilling and acquisitions, shifting the balance between the two activities in response to market conditions. For example, when oil and gas prices are low, we focus upon acquiring producing properties. When oil and gas prices are high, we shift our focus to drilling wells.

     In the first nine months of 2003, we drilled or participated in drilling approximately 48 domestic development wells and seven domestic exploratory wells, where 42 of the development wells and five exploratory wells were in the Lake Washington area. Five domestic exploratory wells and 40 of the domestic development wells were completed.

     Our principal executive offices are located at 16825 Northchase Drive, Suite 400, Houston, Texas 77060 and our telephone number is (281) 874-2700.


                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our ratio of earnings to fixed charges:


                                                                                  Year Ended December 31,
                                              Nine Months Ended       ----------------------------------------------
                                              September 30, 2003      2002     2001(1)     2000      1999    1998(2)
                                              ------------------      ----     -------     ----      ----    -------
Ratio of earnings to fixed charges                  2.32x            1.38x       --       5.18x     2.39x       --


     For purposes of calculating the ratio of earnings to fixed charges, fixed charges include interest expense net (which includes amortization of debt issuance costs and discounts), capitalized interest and that portion of non-capitalized rental expense deemed to be the equivalent of interest. Earnings represent income before income taxes and cumulative effect of change in accounting principle and from continuing operations before fixed charges (excluding capitalized interest, net of depletion). Due to the $90.8 million non-cash charge incurred in the third quarter of 1998 caused by a write-down in the carrying value of oil and gas properties, 1998 earnings were insufficient by $76.9 million to cover fixed charges in this period. If the $90.8 million non-cash charge is excluded, the ratio of earnings to fixed charges would have been for 2.09 for 1998.

                                 USE OF PROCEEDS

     Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of securities offered by this prospectus and the accompanying prospectus supplement for the repayment of debt and for general corporate purposes. General corporate purposes may include additions to working capital, development and exploration expenditures or the financing of possible acquisitions.

     The net proceeds may be invested temporarily until they are used for their stated purpose.


                         DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities which may be offered by us from time to time. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement.

     We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities. The debt securities are to be either senior obligations of ours issued in one or more series and referred to herein as the "Senior Debt Securities," or subordinated obligations of ours issued in one or more series and referred to herein as the "Subordinated Debt Securities." The Senior Debt Securities and the Subordinated Debt Securities are collectively referred to as the "Debt Securities." The Debt Securities will be general obligations of the Company. Each series of Debt Securities will be issued under an agreement, or "Indenture," between Swift and an independent third party, usually a bank or trust company, known as a "Trustee," who will be legally obligated to carry out the terms of the Indenture. The name(s) of the Trustee(s) will be set forth in the applicable prospectus supplement. We may issue all the Debt Securities under the same Indenture, as one or as separate series, as specified in the applicable prospectus supplement(s).

     This summary of certain terms and provisions of the Debt Securities and Indentures is not complete. If we refer to particular provisions of an Indenture, the provisions, including definitions of certain terms, are incorporated by reference as a part of this summary. The Indentures are or will be filed as an exhibit to the registration statement of which this prospectus is a part, or as exhibits to documents filed under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. You should refer to the applicable Indenture for the provisions that may be important to you.

General

     The Indentures will not limit the amount of Debt Securities that we may issue. We may issue Debt Securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any Debt Securities being offered, including:

     o    the title and aggregate principal amount;

     o    the date(s) when principal is payable;

     o the interest rate, if any, and the method for calculating the interest rate;

     o the interest payment dates and the record dates for the interest payments;

     o    the places where the principal and interest will be payable;

     o    any  mandatory  or  optional   redemption   or  repurchase   terms  or
          prepayment,   conversion,   sinking   fund   or   exchangeability   or
          convertibility provisions;

     o whether such Debt Securities will be Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the subordination provisions and the applicable definition of "Senior Indebtedness";

     o additional provisions, if any, relating to the defeasance and covenant defeasance of the Debt Securities;

     o if other than denominations of $1,000 or multiples of $1,000, the denominations the Debt Securities will be issued in;

     o whether the Debt Securities will be issued in the form of Global Securities, as defined below, or certificates;

     o whether the Debt Securities will be issuable in registered form, referred to as "Registered Securities," or in bearer form, referred to as "Bearer Securities" or both and, if Bearer Securities are issuable, any restrictions applicable to the exchange of one form for another and the offer, sale and delivery of Bearer Securities;

     o    any applicable material federal tax consequences;

     o    the dates on which premiums, if any, will be payable;

     o our right, if any, to defer payment of interest and the maximum length of such deferral period;

     o    any paying agents, transfer agents, registrars or trustees;

     o    any listing on a securities exchange;

     o if convertible into common stock or preferred stock, the terms on which such Debt Securities are convertible;

     o the terms, if any, of the transfer, mortgage, pledge, or assignment as security for any series of Debt Securities of any properties, assets, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable, and any corresponding changes to provisions of the Indenture as currently in effect;

     o    the initial offering price; and

     o other specific terms, including covenants and any additions or changes to the events of default provided for with respect to the Debt Securities.

     The terms of the Debt Securities of any series may differ and, without the consent of the holders of the Debt Securities of any series, we may reopen a previous series of Debt Securities and issue additional Debt Securities of such series or establish additional terms of such series, unless otherwise indicated in the applicable prospectus supplement.

Non U.S. Currency

     If the purchase price of any Debt Securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the Debt Securities is payable in any currency other than U.S. dollars, the specific terms with respect to such Debt Securities and such foreign currency will be specified in the applicable prospectus supplement.

Original Issue Discount Securities

     Debt Securities may be issued as "Original Issue Discount Securities" to be sold at a substantial discount below their principal amount. Original Issue Discount Securities may include "zero coupon" securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Conditions pursuant to which payment of the principal of the Subordinated Debt Securities may be accelerated will be set forth in the applicable prospectus supplement. Material federal income tax and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

Covenants

     Under the Indentures, we will be required to:

     o pay the principal, interest and any premium on the Debt Securities when due;

     o    maintain a place of payment;

     o deliver a report to the Trustee at the end of each fiscal year reviewing our obligations under the Indentures; and

     o deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium.

     Any additional covenants will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

     Unless otherwise indicated in a prospectus supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that we may also issue Debt Securities in bearer form only, or in both registered and bearer form. Bearer Securities shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than offices located outside the United States of certain United States financial institutions. "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. "United States" means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Bearer Securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the prospectus supplement relating to the offering of the Bearer Securities.

     Unless  otherwise   indicated  in  a  prospectus   supplement,   Registered
Securities will be issued in denominations of $1,000 or any integral multiple thereof, and Bearer Securities will be issued in denominations of $5,000.

     Unless otherwise indicated in a prospectus supplement, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, and Debt Securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by us in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any Registered Security may be made at our option by check mailed to the address of the person entitled to payment or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection with the exchange or transfer.

     Unless otherwise indicated in a prospectus supplement, payment of principal of, premium, if any, and interest, if any, on Bearer Securities will be made, subject to any applicable laws and regulations, at such office or agency outside the United States as specified in the prospectus supplement and as we may designate from time to time. Unless otherwise indicated in a prospectus supplement, payment of interest due on Bearer Securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. Unless otherwise indicated in a prospectus supplement, no payment of principal, premium or interest with respect to any Bearer Security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; except that if amounts owing with respect to any Bearer Securities shall be payable in U.S. dollars, payment may be made at the Corporate Trust Office of the applicable Trustee or at any office or agency designated by us in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside of the United States maintained for such purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

     Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

     o issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;

     o register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part;

     o exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or

     o issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the Debt Security not to be so repaid.

Ranking of Debt Securities

     The Senior Debt Securities will be unsubordinated obligations of ours and will rank equally in right of payment with all other unsubordinated indebtedness of ours. The Subordinated Debt Securities will be obligations of ours and will be subordinated in right of payment to all existing and future Senior Indebtedness. The prospectus supplement will describe the subordination provisions and set forth the definition of "Senior Indebtedness" applicable to the Subordinated Debt Securities, and will set forth the approximate amount of such Senior Indebtedness outstanding as of a recent date.

Global Securities

         The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a "Depository" identified in the prospectus supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities, a Global Debt Security may not be transferred except as a whole:

     o    by the Depository to a nominee of such Depository;

     o by a nominee of such Depository to such Depository or another nominee of such Depository; or

     o by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

     The specific terms of the depository arrangement with respect to a series of Global Debt Securities and certain limitations and restrictions relating to a series of Global Bearer Securities will be described in the applicable prospectus supplement.

Outstanding Debt Securities

     In determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any authorization, demand, direction, notice, consent or waiver under the relevant Indenture, the amount of outstanding Debt Securities will be calculated based on the following:

     o the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration pursuant to the terms of such Original Issue Discount Security as of the date of such determination;

     o the principal amount of a Debt Security denominated in a currency other than U.S. dollars shall be the U.S. dollar equivalent, determined on the date of original issue of such Debt Security, of the principal amount of such Debt Security; and

     o any Debt Security owned by us or any obligor on such Debt Security or any affiliate of us or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

     The Debt Securities may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by Swift at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

     The terms, if any, on which Debt Securities of any series are convertible into or exchangeable for common stock, preferred stock, or other Debt Securities will be set forth in the applicable prospectus supplement. Such terms of conversion or exchange may be either mandatory, at the option of the holders, or at our option.

Consolidation, Merger and Sale of Assets

     Each Indenture generally will permit a consolidation or merger between us and another corporation, if the surviving corporation meets certain limitations and conditions. Subject to those conditions, each Indenture may also permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the Indentures including the payment of all amounts due on the Debt Securities and performance of the covenants in the Indentures.

     We are only permitted to consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the Indentures, as indicated in the applicable prospectus supplement. The remaining or acquiring corporation will be substituted for us in the Indentures with the same effect as if it had been an original party to the Indenture. Thereafter, the successor corporation may exercise our rights and powers under any Indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor corporation.

Events of Default

     Unless otherwise specified in the applicable prospectus supplement, an Event of Default, as defined in the Indentures and applicable to Debt Securities issued under such Indentures, typically will occur with respect to the Debt Securities of any series under the Indenture upon:

     o default for a period to be specified in the applicable prospectus supplement in payment of any interest with respect to any Debt Security of such series;

     o default in payment of principal or any premium with respect to any Debt Security of such series when due upon maturity, redemption, repurchase at the option of the holder or otherwise;

     o default in deposit of any sinking fund payment when due with respect to any Debt Security of such series;

     o default by us in the performance, or breach, of any other covenant or warranty in such Indenture, which shall not have been remedied for a period to be specified in the applicable prospectus supplement after notice to us by the applicable Trustee or the holders of not less than a fixed percentage in aggregate principal amount of the Debt Securities of all series issued under the applicable Indenture;

     o    certain events of bankruptcy,  insolvency or  reorganization of Swift;
          or

     o any other Event of Default that may be set forth in the applicable prospectus supplement, including an Event of Default based on other debt being accelerated, known as a "cross-acceleration."

     No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. If the Trustee considers it in the interest of the holders to do so, the Trustee under an Indenture may withhold notice of the occurrence of a default with respect to the Debt Securities to the holders of any series outstanding, except a default in payment of principal, premium, if any, interest, if any.

     Each Indenture will provide that if an Event of Default with respect to any series of Debt Securities issued thereunder shall have occurred and be continuing, either the relevant Trustee or the holders of at least a fixed percentage in principal amount of the Debt Securities of such series then outstanding may declare the principal amount of all the Debt Securities of such series to be due and payable immediately. In the case of Original Issue Discount Securities, the Trustee may declare as due and payable such lesser amount as may be specified in the applicable prospectus supplement. However, upon certain conditions, such declaration and its consequences may be rescinded and annulled by the holders of at least a fixed percentage in principal amount of the Debt Securities of all series issued under the applicable Indenture.

     The applicable prospectus supplement will provide the terms pursuant to which an Event of Default shall result in acceleration of the payment of principal of Subordinated Debt Securities.

     In the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any Subordinated Debt Securities of any series, the applicable Trustee, subject to certain limitations and conditions, may institute a judicial proceeding for the collection thereof.

     No holder of any of the Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least a fixed percentage in principal amount of the outstanding Debt Securities of such series:

     o have made written request to the Trustee to institute such proceeding as Trustee, and offered reasonable indemnity to the Trustee,

     o the Trustee has failed to institute such proceeding within the time period specified in the applicable prospectus supplement after receipt of such notice, and

     o the Trustee has not within such period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding Debt Securities of such series. Such limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the Debt Security on or after the respective due dates expressed in the Debt Security.

     During the existence of an Event of Default under an Indenture, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of at least a fixed percentage in principal amount of the outstanding Debt Securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred on the Trustee with respect to such series.

     The Indentures provide that the Trustee will, within the time period specified in the applicable prospectus supplement after the occurrence of any default, give to the holders of the Debt Securities of such series notice of such default known to it, unless such default shall have been cured or waived; provided that the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders, except in the case of a default in payment of principal of or premium, if any, on any Debt Security of such series when due or in the case of any default in the payment of any interest on the Debt Securities of such series.

     Swift is required to furnish to the Trustee annually a statement as to compliance with all conditions and covenants under the Indentures.

Modification and Waivers

     From time to time, when authorized by resolutions of our board of directors and by the Trustee, without the consent of the holders of Debt Securities of any series, we may amend, waive or supplement the Indentures and the Debt Securities of such series for certain specified purposes, including, among other things:

     o    to cure ambiguities, defects or inconsistencies;

     o    to provide for the  assumption  of our  obligations  to holders of the
          Debt   Securities   of  such  series  in  the  case  of  a  merger  or
          consolidation;

     o to add to our Events of Default or our covenants or to make any change that would provide any additional rights or benefits to the holders of the Debt Securities of such series;

     o to add or change any provisions of such Indenture to facilitate the issuance of Bearer Securities;

     o to establish the form or terms of Debt Securities of any series and any related coupons;

     o    to add guarantors with respect to the Debt Securities of such series;

     o    to secure the Debt Securities of such series;

     o to maintain the qualification of the Indenture under the Trust Indenture Act; or

     o to make any change that does not adversely affect the rights of any holder.

     Other amendments and modifications of the Indentures or the Debt Securities issued thereunder may be made by Swift and the Trustee with the consent of the holders of not less than a fixed percentage of the aggregate principal amount of the outstanding Debt Securities of each series affected, with each series voting as a separate class; provided that, without the consent of the holder of each outstanding Debt Security affected, no such modification or amendment may:

     o reduce the principal amount of, or extend the fixed maturity of the Debt Securities, or alter or waive any redemption, repurchase or sinking fund provisions of the Debt Securities;

     o reduce the amount of principal of any Original Issue Discount Securities that would be due and payable upon an acceleration of the maturity thereof;

     o change the currency in which any Debt Securities or any premium or the accrued interest thereon is payable;

     o reduce the percentage in principal amount outstanding of Debt Securities of any series which must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Debt Securities of such series;

     o impair the right to institute suit for the enforcement of any payment on or with respect to the Debt Securities;

     o waive a default in payment with respect to the Debt Securities or any guarantee;

     o reduce the rate or extend the time for payment of interest on the Debt Securities;

     o    adversely affect the ranking of the Debt Securities of any series;

     o release any guarantor from any of its obligations under its guarantee or the Indenture, except in compliance with the terms of the Indenture; or

     o solely in the case of a series of Subordinated Debt Securities, modify any of the applicable subordination provisions or the applicable definition of Senior Indebtedness in a manner adverse to any holders.

     The holders of a fixed percentage in aggregate principal amount of the outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the relevant Indenture, including any set forth in the applicable prospectus supplement. The holders of a fixed percentage in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of the holders of that series, waive any past default under the applicable Indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any Debt Securities of such series, or in respect of a covenant or provision which cannot be modified or amended without the consent of a larger fixed percentage of holders or by the holder of each outstanding Debt Securities of the series affected.

Discharge, Termination and Covenant Termination

     When we establish a series of Debt Securities, we may provide that such series is subject to the termination and discharge provisions of the applicable Indenture. If those provisions are made applicable, we may elect either:

     o to terminate and be discharged from all of our obligations with respect to those Debt Securities subject to some limitations; or

     o to be released from our obligations to comply with specified covenants relating to those Debt Securities, as described in the applicable prospectus supplement.

     To effect that termination or covenant termination, we must irrevocably deposit in trust with the relevant Trustee an amount which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on those Debt Securities and any mandatory sinking fund or similar payments on those Debt Securities. This deposit may be made in any combination of funds or government obligations. On such a termination, we will not be released from certain of our obligations that will be specified in the applicable prospectus supplement.

     To establish such a trust we must deliver to the relevant Trustee an opinion of counsel to the

     o will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the termination or covenant termination; and

     o will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the termination or covenant termination had not occurred.

     If we effect covenant termination with respect to any Debt Securities, the amount of deposit with the relevant Trustee must be sufficient to pay amounts due on the Debt Securities at the time of their stated maturity. However, those Debt Securities may become due and payable prior to their stated maturity if there is an Event of Default with respect to a covenant from which we have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the Debt Securities at the time of the acceleration.

     The applicable  prospectus  supplement may further describe the provisions,
if  any,  permitting   termination  or  covenant   termination,   including  any
modifications to the provisions described above.

Governing Law

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees

     The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each Trustee is permitted to engage in other transactions with us from time to time, provided that if such Trustee acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an Event of Default under the relevant Indenture, or else resign.

                          DESCRIPTION OF CAPITAL STOCK

General

     As of the date of this prospectus, we are authorized to issue up to 90,000,000 shares of stock, including up to 85,000,000 shares of common stock and up to 5,000,000 shares of preferred stock. As of October 31, 2003, we had 27,444,262 shares of common stock and no shares of preferred stock outstanding. As of September 30, 2003, we also had approximately 2.9 million shares of common stock reserved for issuance upon exercise of outstanding options or in connection with other awards outstanding under various employee or director incentive, compensation and option plans.

     The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provisions of our articles of incorporation, bylaws, the Texas Business Corporation Act and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

Common Stock

     Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

     Dividends. Dividends may be paid to the holders of common stock when, as and if declared by the board of directors out of funds legally available for their payment, subject to the rights of holders of any preferred stock. Swift has never declared a cash dividend and intends to continue its policy of using retained earnings for expansion of its business.

     Rights upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally, in proportion to the number of shares of common stock held by them, in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

     Non-Assessable. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we offer and issue under this Prospectus will also be fully paid and non-assessable.

     No Preemptive Rights. Holders of common stock are not entitled to preemptive purchase rights in future offerings of our common stock.

     Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "SFY." Any additional common stock we issue will also be listed on the NYSE and the PSE.

Preferred Stock

     Our board of directors can, without approval of our shareholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations of each series. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in a prospectus supplement, including the following terms:

     o the series, the number of shares offered and the liquidation value of the preferred stock;

     o    the price at which the preferred stock will be issued;

     o the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

     o    the liquidation preference of the preferred stock;

     o    the voting rights of the preferred stock;

     o whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

     o whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

     o any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

     The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or incorporate it by reference.

     Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

     Any preferred stock will, when issued, be fully paid and non-assessable.

Anti-takeover Provisions

     Certain provisions in our articles of incorporation, bylaws and our shareholders' rights plan may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

     Our Classified Board of Directors. Our bylaws provide that our board of directors is divided into three classes as nearly equal in number as possible. The directors of each class are elected for three-year terms, and the terms of the three classes are staggered so that directors from a single class are elected at each annual meeting of stockholders. A staggered board makes it more difficult for shareholders to change the majority of the directors and instead promotes continuity of existing management.

     Our Ability to Issue Preferred Stock. As discussed above, our board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to authorized but unissued shares of preferred stock and could issue that stock in either private or public transactions. Preferred stock could be issued for the purpose of preventing a merger, tender offer or other takeover attempt which the board of directors opposes.

     Our Rights Plan. Our board of directors has adopted a stockholders' rights plan. The rights attach to all common stock certificates representing outstanding shares. One right is issued for each share of common stock outstanding. Each right entitles the registered holder, under the circumstances described below, to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, a "Series A" share, at a price of $150.00 per one one-thousandth of a Series A share, subject to adjustment. The dividend and liquidation rights and the non-redemption feature of the Series A shares are designed so that the value of one one-thousandth of a Series A share purchasable upon exercise of each right will approximate the value of one share of common stock. The following is a summary of the terms of the rights plan. You should refer to the applicable provisions of the rights plan which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

     The rights will separate from the common stock and right certificates will be distributed to the holders of common stock as of the earlier of:

     o 10 business days following a public announcement that a person or group of affiliated persons has acquired beneficial ownership of 15% or more of our outstanding voting shares, or

     o 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer which would result in a person or group beneficially owning 15% or more of our outstanding voting shares.

     The rights are not exercisable until rights certificates are distributed. The rights will expire on July 31, 2007 unless that date is extended or the rights are earlier redeemed or exchanged.

     If a person or group (with certain exceptions for investment advisers) acquires 15% or more of our voting shares, each right then outstanding, other than rights beneficially owned by such person or group, becomes a right to buy that number of shares of common stock or other securities or assets having a market value of two times the exercise price of the right. The rights belonging to the acquiring person or group become null and void.

     If Swift is acquired in a merger or other business combination, or 50% of its consolidated assets or assets producing more than 50% of its earning power or cash flow are sold, each holder of a right will have the right to receive that number of shares of common stock of the acquiring company which at the time of such transaction has a market value of two times the purchase price of the right.

     At any time after a person or group acquires beneficial ownership of 15% or more of our outstanding voting shares and before the earlier of the two events described in the prior paragraph or acquisition by a person or group of beneficial ownership of 50% or more of our outstanding voting shares, our board of directors may, at its option, exchange the rights, other than those owned by such person or group, in whole or in part, at an exchange ratio of one share of common stock or a fractional share of Series A stock or other preferred stock equivalent in value thereto, per right.

     The Series A shares issuable upon exercise of the rights will be non-redeemable and rank junior to all other series of our preferred stock. Each whole Series A share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of $1.00 in cash, or in the aggregate, 1,000 times the dividend declared on the common stock, subject to adjustment. In the event of liquidation, the holders of Series A share may receive a preferential liquidation payment equal to the greater of $1,000 per share, or in the aggregate, 1,000 times the payment made on the shares of common stock. In the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash or other property, each whole Series A share will be entitled to receive 1,000 times the amount received per share of common stock. Each whole Series A share will be entitled to 1,000 votes on all matters submitted to a vote of our stockholders and Series A shares will generally vote together as one class with the common stock and any other capital stock on all matters submitted to a vote of our stockholders.

     Prior to the earlier of the date it is determined that right certificates are to be distributed or the expiration date of the rights, our board of directors may redeem all, but not less than all, of the then outstanding rights at a price of $0.01 per right. Our board of directors in its sole discretion may establish the effective date and other terms and conditions of the redemption. Upon redemption, the ability to exercise the rights will terminate and the holders of rights will only be entitled to receive the redemption price.

     As long as the rights are redeemable, we may amend the rights agreement in any manner except to change the redemption price. After the rights are no longer redeemable, we may, except with respect to the redemption price, amend the rights agreement in any manner that does not adversely affect the interests of holders of the rights.

     Business Combinations Under Texas Law. Swift is a Texas corporation subject to Part Thirteen of the Texas Business Corporation Act known as the "Business Combination Law." In general, the Business Combination Law prevents an affiliated shareholder, or its affiliates or associates, from entering into a business combination with an issuing public corporation during the three-year period immediately following the date on which the affiliated shareholder became an affiliated shareholder, unless:

     o before the date such person became an affiliated shareholder, the board of directors of the issuing public corporation approves the business combination or the acquisition of shares that caused the affiliated shareholder to become an affiliated shareholder; or

     o not less than six months after the date such person became an affiliated shareholder, the business combination is approved by the affirmative vote of holders of at least two-thirds of the issuing public corporation's outstanding voting shares not beneficially owned by the affiliated shareholder, or its affiliates or associates.

An affiliated shareholder is a person that is or was within the preceding three-year period the beneficial owner of 20% or more of a corporation's outstanding voting shares. An issuing public corporation includes most publicly held Texas corporations, including Swift. The term business combination includes:

     o mergers, share exchanges or conversions involving the affiliated shareholder;

     o dispositions of assets involving the affiliated shareholder having an aggregate value of 10% or more of the market value of the assets or of the outstanding common stock or representing 10% or more of the earning power or net income of the corporation;

     o issuances or transfers of securities by the corporation to the affiliated shareholder other than on a pro rata basis;

     o plans or agreements relating to a liquidation or dissolution of the corporation involving an affiliated shareholder;

     o    reclassifications,    recapitalizations,    distributions   or   other
          transactions that would have the effect of increasing the affiliated shareholder's percentage ownership of the corporation; and

     o the receipt of tax, guarantee, loan or other financial benefits by an affiliated shareholder other than proportionately as a shareholder of the corporation.

                        DESCRIPTION OF DEPOSITARY SHARES

     We may offer preferred stock represented by depositary shares and issue depositary receipts evidencing the depositary shares. Each depositary share will represent a fraction of a share of preferred stock. Shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among us, a bank or trust company acting as the "Depository" and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares. Those rights include any dividend, voting, conversion, redemption and liquidation rights. Immediately following the issuance and delivery of the preferred stock to the Depository, we will cause the Depository to issue the depositary receipts on our behalf.

     If depositary shares are offered, the applicable prospectus supplement will describe the terms of such depositary shares, the deposit agreement and, if applicable, the depositary receipts, including the following, where applicable:

     o the payment of dividends or other cash distributions to the holders of depositary receipts when such dividends or other cash distributions are made with respect to the preferred stock;

     o the voting by a holder of depositary shares of the preferred stock underlying such depositary shares at any meeting called for such purpose;

     o if applicable, the redemption of depositary shares upon a redemption by us of shares of preferred stock held by the Depository;

     o if applicable, the exchange of depositary shares upon an exchange by us of shares of preferred stock held by the Depository for debt securities or common stock;

     o if applicable, the conversion of the shares of preferred stock underlying the depositary shares into shares of our common stock, other shares of our preferred stock or our debt securities;

     o the terms upon which the deposit agreement may be amended and terminated;

     o    a summary of the fees to be paid by us to the Depository;

     o    the terms upon which a Depository may resign or be removed by us; and

     o any other terms of the depositary shares, the deposit agreement and the depositary receipts.

     If a holder of depositary receipts surrenders the depositary receipts at the corporate trust office of the Depository, unless the related depositary shares have previously been called for redemption, converted or exchanged into other securities of Swift, the holder will be entitled to receive at this office the number of shares of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole and, to the extent provided by the applicable prospectus supplement, fractional shares of the preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to receive depositary shares in exchange for shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that is more than the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the Depository will issue the holder a new depositary receipt evidencing such excess number of depositary shares at the same time.

     Prospective purchasers of depositary shares should be aware that special tax, accounting and other considerations may be applicable to instruments such as depositary shares.

                             DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of preferred or common stock, either independently or together with other securities. Each series of warrants will be issued under a warrant agreement to be entered into between Swift and a bank or trust company. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of such warrant agreement and the warrants.

     Each warrant will entitle the holder to purchase the number of shares of preferred or common stock at the exercise price set forth in, or calculable as set forth in any applicable prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in any applicable prospectus supplement. After the close of business on the expiration date of the warrant, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in any applicable prospectus supplement.


                              PLAN OF DISTRIBUTION

     We may sell the securities offered by this prospectus and applicable prospectus supplements:

     o    through underwriters or dealers;

     o    through agents;

     o    directly to purchasers; or

     o    through a combination of any such methods of sale.

Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

     The applicable prospectus supplement relating to the securities will set forth:

     o their offering terms, including the name or names of any underwriters, dealers or agents;

     o the purchase price of the securities and the proceeds to us from such sale;

     o any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

     o    any initial public offering price;

     o    any  discounts  or  concessions   allowed  or  reallowed  or  paid  by
          underwriters or dealers to other dealers;

     o in the case of debt securities, the interest rate, maturity and redemption provisions; and

     o    any securities exchanges on which the securities may be listed.

     If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the New York Stock Exchange and the Pacific Stock Exchange:

     o    at a fixed price or prices which may be changed;

     o    at market prices prevailing at the time of sale;

     o    at prices related to such prevailing market prices; or

     o    at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

     Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If  so  indicated  in  the   prospectus   supplement,   we  will  authorize
underwriters,  dealers  or agents  to  solicit  offers  from  certain  specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

     Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by Swift to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

     Each class or series of securities will be a new issue of securities with no established trading market, other than the common stock, which is listed on the New York Stock Exchange and the Pacific Stock Exchange. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

     Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, the Pacific Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled "Plan of Distribution" or "Underwriting" in the applicable prospectus supplement.


                                 LEGAL OPINIONS

     Jenkens & Gilchrist, A Professional Corporation, Houston, Texas, will issue an opinion for Swift regarding the legality of the securities offered by this prospectus and applicable prospectus supplement. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.


                                     EXPERTS

     The consolidated financial statements of Swift Energy Company as of December 31, 2002 and for the year then ended, appearing in Swift Energy Company's Annual Report (Form 10-K) for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Swift Energy Company at December 31, 2001 and for each of the two years in the period ended December 31, 2001 appearing in Swift Energy Company's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon, a copy of which is included therein and incorporated herein by reference. The reports have not been reissued because Arthur Andersen LLP has ceased operations. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     Because Arthur Andersen is no longer in a position to consent to the inclusion or incorporation by reference in any prospectus or registration statement of its report on such financial statements, we are not able to obtain, and have not filed, Arthur Andersen's consent in reliance on Rule 437(a) under the Securities Act of 1933. Consequently, your ability to assert claims against Arthur Andersen LLP will be limited. In particular, because of this lack of consent, you will not be able to sue Arthur Andersen LLP under Section 11(a)(4) of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated in those financial statements. Therefore, your right of recovery against Arthur Andersen under that section will be limited.

     On June 18, 2002, we filed a Current Report on Form 8-K announcing that our board of directors, acting upon the recommendation of our audit committee, engaged Ernst & Young LLP as our independent public accountants for fiscal 2002, replacing Arthur Andersen LLP. The decision to change independent public accountants was not the result of any disagreement with Arthur Andersen LLP on matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure.

     Information referenced or incorporated by reference in this prospectus regarding our estimated quantities of oil and gas reserves and the discounted present value of future net cash flows therefrom is based upon estimates of such reserves and present values audited by H.J. Gruy and Associates, Inc., independent petroleum engineers.


                                     PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by Swift in connection with the sale of securities being registered hereby. All amounts are estimates, except the registration fee.

              Item                                                                Amount
              ----                                                                ------

              SEC registration fee........................................    $         -0-

              Printing fees...............................................    $     250,000

              Accounting fees and expenses................................    $     140,000

              Legal fees and expenses.....................................    $     190,000

              Blue Sky qualification fees and expenses....................    $      12,000

              Trustees' fees and expenses.................................    $      18,000

              Rating agency fees..........................................    $      65,000

              Miscellaneous expenses......................................    $      25,000
                                                                              -------------
                       Total..............................................    $     700,000
                                                                              =============

Item 15. Indemnification of Officers and Directors

     Swift has the authority under Articles 2.02(A)(16) and 2.02-1 of the Texas Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. Swift's bylaws, as amended, provide for indemnification of its officers, directors and employees to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act. With shareholder approval, Swift amended its articles of incorporation to confirm that Swift has the power to indemnify certain persons in such circumstances as are provided in its Bylaws. The amendment allows Swift to enter into additional insurance and indemnity arrangements at the discretion of Swift's board of directors. Swift has entered into indemnification agreements with certain of its officers and directors that indemnify the individual to the fullest extent permitted by law.

     Article 7.06 of the Texas Miscellaneous Corporation Laws Act provides that a corporation's articles of incorporation may provide for the elimination or limitation of a director's liability. Swift's Articles of Incorporation eliminate the liability of directors to Swift or its shareholders for monetary damages for an act or omission in his capacity as a director, with certain specified exceptions to the fullest extent permitted by Article 7.06 of the Texas Miscellaneous Corporation Laws Act.

     Swift maintains insurance which will cover amounts that it is required to pay certain of its officers and directors under the indemnity provisions described above and coverage for its officers and directors against certain liabilities, including certain liabilities under the federal securities law.

Item 16. Exhibits


        Exhibit No.    Document Description
        -----------    --------------------

                **1.1  Form of Underwriting Agreement (Debt Securities)

                **1.2  Form of Underwriting Agreement (Common Stock)

                **1.3  Form of Underwriting Agreement (Preferred Stock)

                **1.4  Form of Underwriting Agreement (Depositary Shares)

                **1.5  Form of Underwriting Agreement (Warrants)

                 *4.1  Form(s) of Indentures between Swift Energy Company and
                       Trustee to be designated therein covering Debt Securities to be offered hereunder, including Form of Note or Debenture attached thereto

                **4.2  Form of Certificate of Designation for Preferred Stock, including Specimen Certificate

                **4.3 Form of Depositary Agreement between Swift Energy Company and Depository to be designated therein covering
                       Depositary Shares to be offered hereunder, including Form of Depositary Receipt attached hereto

                **4.4 Form of Warrant Agreement and Trustee to be designated therein covering Common Stock Warrants to be offered hereunder, including Form of Common Stock Warrant attached thereto

                **4.5 Form of Warrant Agreement and Trustee to be designated therein covering Preferred Stock Warrants to be offered hereunder, including Form of Preferred Stock Warrant attached thereto

                  4.6 Rights Agreement, including exhibits, as amended and restated as of March 31, 1999, between Swift Energy
                       Company and American Stock Transfer & Trust company, as
                       Rights Agent (incorporated by reference to Exhibit 1 to
                       Swift Energy Company's Registration Statement on
                       Form 8-A/A filed April 7, 1999)

                   *5  Form of Opinion of Jenkens & Gilchrist, A Professional Corporation, as to the validity of the Securities being registered hereunder

                  **8  Form(s) of Opinion of Jenkens & Gilchrist, A Professional Corporation, as to Tax Matters

                  *12  Swift Energy Company Ratio of Earnings to Fixed Charges

                *23.1  Consent of H.J. Gruy and Associates, Inc.

                *23.2  Consent of Ernst & Young LLP

                 23.3  Consent of Arthur Andersen LLP (omitted pursuant to Rule 437(a) of the Securities Act of 1933)

                 23.4  Form of Consent of Jenkens & Gilchrist, A Professional Corporation (included in Exhibit 5)

               **23.5  Form of Consent of Jenkens & Gilchrist, A Professional Corporation (included in Exhibit 8)

                  *24  Power of Attorney (included on signature page)

                 **25  Statement(s) on Form T-1 of Eligibility of Trustee for the Debt Securities
----------------------
*    Filed herewith
**   To be filed by amendment or Form 8-K

17.      Undertakings

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby understands that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of that Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 20, 2004.

                                   SWIFT ENERGY COMPANY


                                   By:/s/ Terry E. Swift
                                      -----------------------------------------
                                      Terry E. Swift
                                      President and Chief Executive Officer

     Each  person  whose  signature   appears  below  as  a  signatory  to  this
Registration Statement constitutes and appoints Terry E. Swift, Alton D. Heckaman, Jr., and Bruce Vincent or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, in multiple counterparts with the effect of one original.

       Signatures                                Title                                         Date
       ----------                                -----                                         ----
/s/ A. Earl Swift
--------------------------------------           Chairman of the Board                         January 16, 2004
A. Earl Swift


/s/ Terry E. Swift
--------------------------------------           President, Chief Executive Officer            January 20, 2004
Terry E. Swift                                   (Principal Executive Officer) and Director


/s/ Alton D. Heckaman, Jr.
--------------------------------------           Senior Vice President-Finance,                January 19, 2004
Alton D. Heckaman, Jr.                           Chief Financial Officer
                                                 (Principal Financial Officer)

/s/ David W. Wesson
--------------------------------------           Controller                                    January 19, 2004
David W. Wesson                                  (Principal Accounting Officer)


/s/ Virgil N. Swift
--------------------------------------           Director                                      January 19, 2004
Virgil N. Swift


/s/ G. Robert Evans
--------------------------------------           Director                                      January 19, 2004
G. Robert Evans


/s/ Raymond E. Galvin
--------------------------------------           Director                                      January 16, 2004
Raymond E. Galvin


/s/ Greg Matiuk
--------------------------------------           Director                                      January 19, 2004
Greg Matiuk


--------------------------------------           Director                                      January __, 2004
Henry C. Montgomery


--------------------------------------           Director                                      January __, 2004
Clyde W. Smith, Jr.


/s/ Harold J. Withrow
--------------------------------------           Director                                      January 18, 2004
Harold J. Withrow